Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of January 14, 2024 (the “Effective Date”), by and between Kevin Mullins (“Executive”) and Wrap Technologies, Inc., a Delaware corporation (the “Company”), for the purpose of amending that certain Employment Agreement, dated as of April 3, 2022 by and between Executive and the Company (the “Employment Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

WHEREAS, Section 17 of the Employment Agreement provides the Employment Agreement may be amended only by a written instrument executed by both parties; and

WHEREAS, the parties mutually desire to modify certain provisions that would otherwise apply to Executive’s title pursuant to the Employment Agreement.

NOW, THEREFORE, pursuant to Section 17 of the Employment Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	Section 1 of the Employment Agreement is hereby deleted and replaced with the following:

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Employment. During the Employment Period (as defined in Section 4), the Company shall employ Executive, and Executive shall serve, as President of the Company and in such other position or positions as may be assigned from time to time by the Company, including as may be assigned by the Board of Directors of the Company (the “Board”). Executive shall report directly to the Company’s Executive Chairman and Chief Executive Officer.

2.	Section 7(c)(ii) of the Employment Agreement is hereby deleted and replaced with the following:

(ii) a material diminution in Executive’s authority, duties, and responsibilities as President; or

3.	The Employment Agreement, except as modified by this Amendment, shall remain in full force and effect.

[Remainder of the Page Intentionally Left Blank;

Signature Page Follows]

Executive and the Company each have caused this Amendment to be executed and effective as of the Effective Date.

EXECUTIVE

/s/ Kevin Mullins
Kevin Mullins

WRAP TECHNOLOGIES, INC.

By:	/s/ Scot Cohen
Name:	Scot Cohen
Title:	Executive Chairman and Chief Executive Officer

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